EXHIBIT 10.1
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                               FIRST AMENDMENT TO

                               RETENTION AGREEMENT



         This First Amendment to the Retention Agreement (the "Agreement") dated as of August 11, 2005 by and between BKF Capital Group, Inc. ("BKF") and Philip Friedman ("Employee") is dated as of November 15, 2005. All defined terms shall have the respective meanings ascribed to such terms in the Agreement.

         WHEREAS, BKF and the Employee entered into the Agreement regarding continued employment by BKF of Employee;

         WHEREAS, BKF and the Employee desire to amend the Agreement in certain respects to cover the compensation arrangements for the 2006 calendar year, as provided herein.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, BKF and the Executive agree as follows:


1. Section 1(e) of the Agreement is hereby amended by (a) inserting the words "immediately prior to such change" at the end of subparagraph
         (i)(A) before the final "or" appearing therein; and (b) deleting the word "or" at the end of subparagraph (iv), by adding the word "or" after subparagraph (v), and by adding the following subparagraph (vi): any resignation of employment by Employee for any reason during the 30-day period commencing six (6) months after the date of the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company's stockholders, whether for such transaction or the issuance of securities in the transaction (a "Business Combination"), unless immediately following such Business Combination, more than 50% of the total voting power of (x) the corporation resulting from such Business Combination (the "Surviving Corporation"), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), is represented by Company voting securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company voting securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company voting securities among the holders thereof immediately prior to the Business Combination.

    Section 2 of the Agreement is hereby amended by substituting "2006" for "2005" in the two instances where it appears in said Section.

2. A new Section 3B of the Agreement shall be added to the Agreement and Sections 3B and 3C are hereby shall be re-lettered as Sections 3C and 3D, respectively. Section 3B shall read as follows:

    "B. 2006 COMPENSATION

         (a) For the calendar/compensation year 2006, Employee's annual base salary, and the annual base salary of Murphy, shall continue to be $800,000.

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         (b)      Except as otherwise provided below, for the
                  calendar/compensation year 2006, the Company shall pay the below identified members (the "2006 Group Members") of the 2006 Long Only Investment and Trading Group (the "2006 Group"), which 2006 Group is currently headed by Employee, a total minimum cash bonus compensation (inclusive of 401k contributions made by the Company, consistent with prior policy) of $7,012,721 ("2006 Group Minimum Bonus Compensation Pool"). Each 2006 Group Member shall be paid his/her 2006 bonus on or before January 15, 2007. Notwithstanding the foregoing provisions of this paragraph (b), if the Company and Employee enter into a contract prior to March 31, 2006 involving a bonus pool arrangement for 2006, such pool shall supersede the 2006 Group Minimum Cash Bonus Compensation Pool provided in this paragraph (b).

         (c) Notwithstanding anything to the contrary stated above, the 2006 Group Minimum Bonus Compensation Pool may be allocated between and/or among Employee, Murphy, the 2006 Group Members and/or "Other 2006 Group Members" (as defined below), or some of them. Such allocation - whether to Employee, Murphy, any 2006 Group Members and/or any Other 2006 Group Members -- shall be made at the sole and exclusive discretion of Employee (unless Employee leaves the Company for any reason, in which case Employee and the Company agree that such allocation shall be made at the sole and exclusive discretion of Murphy) and shall be delivered to the Company in writing on or about December 15, 2006. In the event Employee (or Murphy as the case may be) fails to timely deliver the aforesaid written allocation, the Company shall advise Employee (or, again, Murphy as the case may be) in writing, and the Employee (or, again, Murphy as the case may be) shall deliver such written allocation within three business days of the Company's aforesaid notice. In the event neither Employee nor Murphy are employed by the Company and hence do not make the aforesaid allocation, each 2006 Group Member and each Other 2006 Group Member shall be paid a 2006 cash bonus equal to his/her 2005 cash bonus, or in the event such person commenced employment with the Group after January 1, 2005, his or her 2005 cash bonus annualized for a full year. Except under the circumstances noted in Paragraph 2B(m) below, no 2006 Group Member or Other 2006 Group Member shall receive an allocation from the 2006 Group Minimum Bonus Compensation Pool if he or she is involuntarily terminated for cause (in the case of Employee, if he is involuntarily terminated for "Cause" or if he voluntarily terminates employment without Good Reason, as such terms, respectively, are defined herein). For purposes of this Agreement, "cause" with respect to any 2006 Group Member (other than Employee), Other 2006 Group Member, Subsequent 2006 Group Member (as defined herein) or Separate 2006 Group Member (as defined herein), shall have the same meaning as the "Cause" definition under Section 1(b), as applicable to Employee, except that it shall apply to actions taken (or failed to be taken) by the individual to whom it applies.

         (d)      The 2006 Group Members are:

                  Rai Archibold
                  Karen Beyer
                  Liz Boardman
                  Peter Dannenbaum

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                  Marvin Fong
                  Philip Friedman
                  Phyllis Head
                  David Heide
                  Kathy Knox
                  Darren Moss
                  Jack Murphy
                  James Mylett
                  Marc Nabi
                  Ben Shyman
                  Neil Stein
                  David Sultan

         (e) In the event a 2006 Group Member (other than Employee) who was employed in the Group in 2005 is terminated without cause, dies or terminates due to a disability on or after January 1, 2006 and on or before December 31, 2006, he/she, or his/her estate, shall be paid: (i) a minimum 2006 cash bonus, within thirty days, at least equal to his/her 2005 cash bonus, provided, however, that in the event such Group Member was employed by the Group for less than all of 2005, he/she shall, or his/her estate, shall instead be paid at least his/her 2005 bonus annualized for a full year (E.G., a person who commenced employment with the Group on July 1, 2005, who received a cash bonus for 2005 of $50,000, and who is terminated without Cause shall be paid a minimum cash bonus for 2006 of $100,000); and
                  (ii) the equity or cash of equivalent value he/she was allocated pursuant to paragraph 2B(n) below determined by applying the Common Stock closing share price on the business day immediately prior to the Date of Termination.

         (f) The 2006 Group Minimum Bonus Compensation Pool shall exclude and be in addition to any payments made from the other Alternative groups (including without limitation SR Capital, RCL Capital, and/or any other Alternative Group).

         (g) Except under the circumstances described in paragraph 2B(m) below, any 2006 Group Member (other than Employee) or Other 2006 Group Member who voluntarily resigns for any reason or whose employment is terminated for cause prior to December 31, 2006, shall not be paid a bonus for 2006, and the amount of his/her 2005 cash bonus, or annualized cash bonus in the event the 2006 Group Member joined the 2006 Group after January 1, 2005, shall be deducted from the 2006 Group Minimum Bonus Compensation Pool. In the event that a 2006 Group Member (other than Employee) or Other 2006 Group Member is paid a bonus pursuant to paragraph 2B(m) below and voluntarily resigns for any reason or is terminated for cause prior to December 31, 2006, the 2006 Group Minimum Compensation Pool shall be reduced by 75% of the 2005 cash bonus, or annualized cash bonus, as the case may be, of the departed employee.

         (h) Any person who joins the 2006 Group in 2006 after execution of this Agreement ("Subsequent Group Member") shall be paid a 2006 cash bonus by the Company pursuant to a separate written agreement and not from the 2006 Group Minimum Bonus Compensation Pool.

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         (i)      The following persons (the "Separate 2006 Group Members")
                  shall also be paid 2006 cash bonus compensation by the Company, separate from and outside of the 2006 Group Minimum Bonus Compensation Pool, as follows: (i) Les Ravitz, Chris Susanin and Ari Zweiman - each in amounts at least equal to their respective 2005 cash bonuses; (ii) John O'Donnell, an amount at least equal to 120% of the 2005 bonus compensation annualized for a full year; and (iii) Kendall Hochman - an amount at least equal to his 2004 cash bonus annualized for a full year multiplied by a fraction with the numerator being the number of business days he works during 2006, if any, and the denominator being 235. Such bonuses shall be paid on or before January 15, 2007. In the event a Separate 2006 Group Member is terminated without cause, dies or terminates employment due to a long-term disability, he/she shall be paid, within thirty days of such termination date, a 2006 cash bonus in an amount at least equal to the amount he/she would have been paid had he/she not been terminated without cause, died or terminated due to a disability.

         (j) The Subsequent Group Members and Separate Group Members are collectively referred to herein as the "Other Group Members." The parties to this Agreement acknowledge and agree that a reason this Agreement is being entered into is to induce Murphy, the Group Members and other Group Members to remain with the Company, and that, as such, Murphy, the Group Members and other Group Members are intended to be, and are, third party beneficiaries to this Agreement, and thus have the right to enforce this Agreement. Such third-party beneficiary rights shall cease if any such individual enters into a separate agreement with the Company which specifically acknowledges the cessation of such rights.

         (k) Any terminations from or new hires to the Group, or any changes to any Group Member's or Other Group Member's base salary, made by the Company in 2006 after the date hereof shall not adversely affect any Group Member's, Other Group Member's, Separate Group Member's or Subsequent Group Member's right, if any, to (i) participate in the Group Minimum Bonus Compensation Pool or (ii) receive severance benefits as provided hereunder unless, if Employee is then still employed by the Company, Employee consents thereto.

         (l) To the extent the Company does not timely and fully make the aforesaid Group Minimum Compensation Pool payment and other payments/awards set forth herein, in whole or in part, it is agreed that such failure shall increase the Group Minimum Compensation Pool by: (i) interest at the rate and in the manner set forth in the New York C.P.L.R. for a breach of contract (from December 31, 2006, until the date paid); and
                  (ii) 25% of the unpaid principal amount(s), and the Company shall also pay all reasonable attorneys' fees and costs incurred in connection with efforts by Employee and/or others to be paid such compensation.

         (m) Unless the Company and Employee enter into a new employment agreement by March 31, 2006, 25% of the 2006 Group Minimum Cash Bonus Compensation Pool for 2006 shall be paid by the Company no later than April 14, 2006 to Employee, Murphy, 2006 Group Members and Other 2006 Group Members employed by the Company as of March 31, 2006, as determined by Employee (or Murphy, as applicable) in accordance with Section 2A(c) hereof.

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         (n)      In addition to the 2006 Group Minimum Cash Bonus Compensation
                  Pool, BKF shall also grant restricted stock awards (the "2006 Equity Pool") with respect to 50,000 shares of common stock of BKF ("Common Stock") no later than March 31, 2006. The terms and conditions applicable to the 2006 Group Minimum Cash Bonus Pool shall also apply to the 2006 Equity Pool, except: (i) the shares in the 2006 Equity Pool shall be allocated no later than March 31, 2006 by Employee (or Murphy, if applicable, as provided herein); (ii) the shares so allocated shall vest on December 31, 2006; and (iii) in the event of a change in control of BKF prior to the allocation of shares in the 2006 Equity Pool, the Compensation Committee of the Board of Directors of BKF shall substitute other equity or cash of equivalent value determined by applying the Common Stock share price immediately prior to consummation of the change of control if Common Stock is not then available to be allocated.

         (o) If the Company shall make an offering to its security holders of rights to subscribe to additional shares of the Company's Common Stock, the Company shall offer Employee, Murphy, each Group Member and each Other Group Member the election to either (i) exercise the rights distributed with respect to all restricted shares of Common Stock then issued to such individual, or (ii) sell such rights to the Company for a purchase price equal to the closing price at which such rights were publicly traded on the business day immediately preceding the day on such individual gives written notice to the Company of his/her election to sell such rights to the Company, such purchase price to be paid in shares of Common Stock based upon such closing price.

3.  Section 3C (formerly Section 3B) is hereby amended to read as follows:

    "C. UPON TERMINATION OF EMPLOYMENT.

         (a) QUALIFYING TERMINATION - SEVERANCE. If on or prior to December 31, 2005, the employment of Employee shall terminate pursuant to a Qualifying Termination, then the Company shall provide to Employee, within ten (10) days following the Date of Termination, a lump-sum cash amount equal to the sum of: (A) Employee's unpaid base salary through December 31, 2005; (B) the amount of Employee's 2004 cash bonus plus $700,000; and
                  (C) any accrued and unused vacation pay. Similarly, if on or prior to December 31, 2005, the employment of Murphy shall terminate pursuant to a Qualifying Termination, then the Company shall provide to Murphy, within ten (10) days following the Date of Termination, a lump-sum cash amount equal to the sum of: (A) Murphy's unpaid base salary through December 31, 2005; (B) the amount of Murphy's 2004 cash bonus plus $700,000; and (C) any accrued and unused vacation pay. If after December 31, 2005 and on or prior to December 31, 2006, the employment of Employee shall terminate pursuant to a Qualifying Termination, then the Company shall provide to Employee, within ten (10) days following the Date of Termination, a lump-sum cash amount equal to the sum of: (A) Employee's unpaid base salary through December 31, 2006; (B) the amount of Employee's 2005 cash bonus; (C) the equivalent value of the equity Employee was allocated determined by applying the Common Stock closing share price on the date immediately prior to the date of the Qualifying Termination; and (D) any accrued and unused vacation pay. Similarly, if on or prior to December 31, 2006, the employment of Murphy shall terminate pursuant to a Qualifying Termination, then the Company shall

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                  provide to Murphy, within ten (10) days following the Date of
                  Termination, a lump-sum cash amount equal to the sum of: (A) Murphy's unpaid base salary through December 31, 2006; (B) the amount of Murphy's 2005 cash bonus; (C) the equivalent value of the equity Employee was allocated determined by applying the Common Stock closing share price on the date immediately prior to the date of the Qualifying Termination; and (D) any accrued and unused vacation pay.

         (b) QUALIFYING TERMINATION - BENEFITS. If, on or prior to December 31, 2006, the employment of Employee shall terminate pursuant to a Qualifying Termination, the Company shall continue to provide, for a period of eighteen months following Employee's Date of Termination, Employee (and Employee's dependents, if applicable) with the same level of medical and life insurance benefits upon substantially the same terms and conditions (including contributions required by Employee for such benefits) as existed immediately prior to Employee's Date of Termination; PROVIDED, that if Employee cannot continue to participate in the Company plans providing such benefits, the Company shall otherwise provide such benefits on the same after-tax basis as if continued participation had been permitted. Notwithstanding the foregoing, in the event Employee becomes reemployed with another employer and becomes eligible to receive welfare benefits from such employer, the welfare benefits described herein shall be secondary to such benefits during the period of Employee's eligibility, but only to the extent that the Company reimburses Employee for any increased cost and provides any additional benefits necessary to give Employee the benefits provided hereunder.

         (c) NONQUALIFYING TERMINATION. If on or prior to December 31, 2006, the employment of Employee shall terminate other than by reason of a Qualifying Termination, then the Company shall pay to Employee within thirty (30) days following the Date of Termination, a lump-sum cash amount equal to the sum of: (i) Employee's base salary through the Date of Termination; and
                  (ii) any accrued vacation pay, in each case to the extent not theretofore paid."

4.

    A. The "Restricted Period," as defined in the first paragraph of Section 5(c) of the Agreement shall be amended to extend through March 31, 2006.

     B. The last sentence of the third to final paragraph of Section 5(c) of the Agreement (commencing "For the avoidance of doubt,...") is hereby amended and restated in its entirety as follows: "Moreover, the Employee shall not be subject to any of the restrictions set forth in this Section 5(c) of this Agreement following the later of the Date of Termination or March 31, 2006; provided, however, that the restriction in Section 5(c)(i) of this Agreement shall continue to apply through the later of the Date of Termination or April 30, 2006 with respect to Clients of the Company as of the later of the Date of Termination or March 31, 2006 utilizing strategies with respect to which Employee acts as a portfolio manager.

5. COUNSEL FEES. The Company shall promptly and directly pay the legal fees incurred by Employee in connection with the negotiation of this First Amendment to the Agreement, up to $10,000, upon presentation of an invoice for same.

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6.  This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

7. Except as hereinabove provided, the Agreement is hereby ratified and confirmed and shall continue in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have duly executed this First Amendment to the Agreement as of the date first above written.


BKF CAPITAL GROUP, INC.                              PHILIP FRIEDMAN

By: /s/ John C. Siciliano                            /s/ Philip Friedman
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LEVIN MANAGEMENT, CO., INC.

By: /s/ John C. Siciliano
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